Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 2005 Stock Option and Incentive Plan of SL Green Realty Corp. of (i) our reports dated February 27, 2013, with respect to the consolidated financial statements and schedules of SL Green Realty Corp., and the effectiveness of internal control over financial reporting of SL Green Realty Corp., included in SL Green Realty Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2012, (ii) our report dated February 2, 2011, with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in SL Green Realty Corp.’s  Annual Report (Form 10-K) for the year ended December 31, 2012, and (iii) our report dated March 19, 2013, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership, L.P., included in Reckson Operating Partnership, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2012, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 14, 2013